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                                                                   EXHIBIT 10(d)

                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT


         THIS NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (the "Agreement") is made and entered into this 28th day of September, 2000, by and between APPLIED INDUSTRIAL TECHNOLOGIES, INC. (the "Company") and JOHN C. DANNEMILLER (the "Executive"),

                                   WITNESSETH:

         WHEREAS, the Executive is currently serving as the Chairman of the Board of Directors of the Company; and

         WHEREAS, the Executive has determined that he will resign as an employee of the Company effective October 31, 2000; and

         WHEREAS, the Company desires to ensure that the Executive will not use his knowledge and experience during a certain period of time to compete with the Company or assist a competitor of the Company; and

         WHEREAS, the Company and the Executive desire to make provision for payments that the Executive will be entitled to receive from the Company in consideration for the Executive's obligations and actions under this Agreement;

         NOW, THEREFORE, in consideration of the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive agree as follows:

         1. EFFECTIVE DATE OF AGREEMENT. This Agreement is effective as of October 31, 2000 (the "Effective Date") and shall continue in effect as provided herein.

         2. RETIREMENT AND RESIGNATIONS. The Executive hereby:

         (a) retires as an employee of the Company and of its subsidiaries as of the Effective Date,

         (b) resigns from all boards and offices of any entity that is a subsidiary of or is otherwise related to or affiliated with the Company as of the Effective Date, and

         (c) resigns from all administrative, fiduciary or other positions that the Executive may hold or has held with respect to arrangements or plans for, of, or relating to the Company as of the Effective Date.

The Company hereby consents to and accepts said resignations, and the Company records shall so reflect.

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         3. PAYMENTS TO EXECUTIVE. In consideration of the promises of the
Executive set forth in this Agreement, including without limitation Paragraph 4 and Paragraph 5 hereof, the Company shall pay to the Executive the annual sum of $50,000 by January 15th of each of the next five calendar years. Such annual payments to the Executive shall be made by check or direct deposit to an account designated by the Executive and shall be reduced by any applicable federal, state and local tax or other required withholding. In addition, the Company agrees to increase the portion of the Shares payable to the Executive under a Performance-Accelerated Restricted Stock Award Agreement dated August 7, 1997 to 75% and to pay such Shares to the Executive on February 6, 2002 or, if earlier, upon any Change in Control (as defined in said agreement) or death.

         4. NON-COMPETITION; CERTAIN ACTIONS.

         (a) The Executive agrees that for a period commencing on the Effective Date through the fifth anniversary of the Effective Date (the "Non-Compete Period"), the Executive shall not, directly or indirectly, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor, director, or otherwise, with any other person, corporation, partnership, limited liability company, proprietorship, firm, association, or other business entity that manufactures, provides, sells, designs, or distributes products or services that are the same or similar products or services now, heretofore or hereafter provided, sold, designed or distributed by the Company or any of its affiliates within the markets and territory serviced by the Company, or any of its affiliates.

         (b) The Executive agrees that during the Non-Compete Period, the Executive shall not, directly or indirectly, solicit the employment or assist in employing any person who on the Effective Date is an employee, officer or agent of the Company, or any of its affiliated, related or subsidiary entities. The Executive further agrees that he will not in any way interfere with the relationship between the Company and its customers, vendors and suppliers.

         (c) The Executive agrees that the Executive will not, directly or indirectly, during the Non-Compete Period induce any person who is an employee, officer or agent of the Company, or any of its affiliates, to terminate such relationship.

         (d) The Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 4 and this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designated to eliminate competition which otherwise would be unfair to the Company, are fully required to protect the legitimate interests of the Company, and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.

         5. CONFIDENTIAL INFORMATION; STATEMENTS TO THIRD PARTIES. The
Executive acknowledges and agrees that, in the performance of the Executive's duties as an officer and employee of the Company, the Executive was and may be brought into frequent contact with, had or may have had access to, and/or became or may become informed of confidential and

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proprietary information of the Company and/or information which is a trade secret of the Company (collectively, "Confidential Information"). The Executive acknowledges and agrees that Confidential Information includes, but is not limited to, information regarding: (i) customers or potential customers; (ii) vendors or suppliers; (iii) pricing structure and profit margins; (iv) employees and payroll policies; (v) computer systems; (vi) facilities or properties; and
(vii) other proprietary, confidential or secret information relating to the Company or any of its affiliates, or their respective businesses, products, activities or operating aspects. The Executive acknowledges and agrees that the Confidential Information of the Company gained by the Executive during the Executive's association with the Company was or will be developed by and/or for the Company through substantial expenditure of time, effort and money and constitutes valuable and unique property of the Company. The Executive agrees that commencing on the Effective Date the Executive shall keep in strict confidence, and shall not, directly or indirectly, at any time, disclose, furnish, disseminate, make available, use or suffer to be used in any manner any Confidential Information of the Company without limitation as to when or how the Executive may have acquired such Confidential Information. The Executive further acknowledges and agrees that the Executive's obligation of confidentiality will survive, until and unless such Confidential Information of the Company has become, through no fault of the Executive, generally known to the public or the Executive is required by law (after providing the Company with notice and opportunity to contest such requirement) to make disclosure.

         6. BREACH. The Executive acknowledges and agrees that the remedy at law available to the Company for breach by the Executive of any of the Executive's obligations under Paragraphs 4 and 5 of this Agreement would be inadequate and that damages flowing from such a breach would not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of Executive's violation of any provision of Paragraphs 4 or 5 of this Agreement, the Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

         7. CONTINUED AVAILABILITY AND COOPERATION. The Executive agrees to cooperate fully with the Company and with the Company's counsel in connection with any present and future actual or threatened litigation or administrative proceeding involving the Company that relates to events, occurrences or conduct occurring (or claimed to have occurred) during the period of the Executive's employment by the Company. The Executive shall be reimbursed by the Company for reasonable travel, lodging, telephone and similar expenses, as well as reasonable attorneys' fees (if independent legal counsel is necessary), incurred in connection with such cooperation, consultation and advice.

         8. SUCCESSORS AND BINDING AGREEMENT.

         (a) This Agreement will be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such

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successor shall thereafter be deemed included in the definition of "the Company"
for purposes of this Agreement), but will not otherwise be assignable or delegable by the Company.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees. The death or disability (temporary or permanent) of the Executive following the execution and delivery of this Agreement will not affect or revoke this Agreement or excuse any of the obligations of the parties hereto.

         (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement.

         (d) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other party, assign or transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in subparagraph (a) or (b) of this Paragraph 8.

         9. NOTICES. For all purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, addressed to the Company (to the attention of the General Counsel) at its principal executive offices and to the Executive at his Executive's principal residence at 819 Tulip Lane, Sanibel, Florida, 33957, or to such other address as any party may have furnished to the other in writing and in accordance herewith. Notices of change of address shall be effective only upon receipt.

         10. AMENDMENT AND WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         11. GOVERNING LAW; JURISDICTION; VENUE. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such state.

         12. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which will nevertheless remain in full force and effect.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

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         14. CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.

         15. FURTHER ASSURANCES. Each party hereto shall execute such additional documents, and do such additional things, as may reasonably be requested by the other party to effectuate the purposes and provisions of this Agreement.


         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date set forth above.


                                  APPLIED INDUSTRIAL TECHNOLOGIES, INC.


Witness:                          By:    /s/ David L. Pugh
          ----------------------       ------------------------------
                                        Its: President & Chief Executive Officer



Witness:                                 /s/ John C. Dannemiller
          ----------------------  -----------------------------------------
                                             JOHN C. DANNEMILLER


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